Exhibit 1.2

EXECUTION VERSION

40,000,000 Shares

META PLATFORMS, INC.

CLASS A COMMON STOCK, PAR VALUE $0.000006 PER SHARE

UNDERWRITING AGREEMENT

October 26, 2026

October 26, 2026

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

as Underwriters

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

as Forward Sellers

Morgan Stanley Capital Services LLC

Goldman Sachs & Co. LLC

as Forward Purchasers

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Meta Platforms, Inc., a Delaware corporation (the “Company”), each of Morgan Stanley Capital Services LLC and Goldman Sachs & Co. LLC (the “Forward Purchasers”) and each of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC (the “Forward Sellers”) confirm, subject to the terms and conditions stated in this agreement (this “Agreement”), their respective agreements with respect to the sale to the several underwriters named in Schedule I hereto (the “Underwriters”) of an aggregate of 40,000,000 shares of the Company’s Class A common stock, par value $0.000006 per share (the “Class A Common Stock”) as set forth in Schedule I hereto (said shares being hereinafter called the “Firm Shares”) and the proposed sale to the Underwriters of up to an additional 6,000,000 shares of Class A Common Stock (the “Additional Shares”), if and to the extent that Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Firm Shares sold by the Forward Sellers are herein referred to as the “Borrowed Firm Shares.” The Additional Shares sold by the Forward Sellers are herein referred to as the “Borrowed Additional Shares.” The Borrowed Firm Shares and the Borrowed Additional Shares are herein referred to as the “Borrowed Shares.” The Firm Shares consist of the Borrowed Firm Shares and any Company Top-Up Firm Shares (as defined in Section 3(e)), and the “Additional Shares” consist of the Borrowed Additional Shares and any Company Top-Up Additional Shares (as defined in Section 3(e)). Any Company Top-Up Firm Shares and any Company Top-Up Additional Shares are herein referred to as the “Company Shares.” The Shares are described in the Prospectus (as defined below). The shares of Class A Common Stock issued, sold and/or delivered by the Company to a Forward Purchaser in settlement of all or any portion of the Company’s obligations under a Forward Sale Agreement (as defined below) are herein referred to as the “Confirmation Shares.” On and after the “Class C Effective Date” (as defined in the Forward Sale Agreements), references herein to Confirmation Shares will be deemed references to both the Class A Common Stock and “Class C Shares” (as defined in the Forward Sale Agreements and herein referred to as the “Class C Common Stock”) and on and after the first “Settlement Date” (under and as defined in the Forward Sale Agreements) that occurs after a “Class C in Lieu of Class A Settlement Election” is made under a Forward Sale Agreement, references herein to Confirmation Shares under such Forward Sale Agreement will be deemed references to the Class C Shares only. For the avoidance of doubt, representations, warranties and covenants regarding the Class C Common Stock are contingent upon the occurrence of the “Class C Distribution” as defined in the Forward Sale Agreements).

References herein to the “Initial Forward Sale Agreements” are to the letter agreements, dated the date hereof, between the Company and each of the Forward Purchasers, relating to the forward sale by the Company of a number of shares of Class A Common Stock equal to the number of Borrowed Firm Shares sold by the respective Forward Sellers to the Underwriters pursuant to this Agreement. References herein to the “Forward Sale Agreements” are to the Initial Forward Sale Agreements and/or the Additional Forward Sale Agreements (as defined in Section 3(b)) as the context requires.

Concurrently with the offering of the Shares, the Company expects to make a public offering of 250,000,000 of its Series A Depositary Shares (“Series A Depositary Shares”), each of which represents a 1/20th interest in a share of the Company’s 6.50% Series A Mandatory Convertible Preferred Stock, par value $0.000006 per share (“Series A Mandatory Convertible Preferred Stock”), to underwriters named in a separate underwriting agreement pursuant to a separate prospectus supplement (the “Concurrent Offering”). The offering of the Shares contemplated hereby is not contingent upon the completion of the Concurrent Offering, the Concurrent Offering is not contingent upon the completion of the offering of the Shares and the Shares are not being offered together with the Series A Depository Shares offered in the Concurrent Offering.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-299631), including a prospectus, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to

Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated October 26, 2026 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares, in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. The term “Time of Sale” means 7:45 p.m., New York City time, on October 26, 2026. As used herein, “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law or executive order to close in New York City; and “Relevant Exchange” means, with respect to the Shares and the Class A Common Stock, The Nasdaq Global Select Market, and, with respect to the Class C Common Stock, each of the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange, as applicable.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters, Forward Purchasers and Forward Sellers that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at each Time of Delivery (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, does not conflict with the Time of Sale Prospectus and when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) each individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (viii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter, Forward Purchaser or Forward Seller furnished to the Company in writing by, or on behalf of, such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use therein, it being understood and agreed that only such information furnished by any Underwriter consists of the Underwriter Information (as defined in Section 9(b)).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the

Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and to enter into and perform its obligations under this Agreement and each of the Forward Sale Agreements. The Company is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent the concept of good standing is applicable in such jurisdiction) would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “material adverse effect”).

(e) Each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) of the Company has been duly incorporated, organized, or formed, as applicable, is validly existing as a corporation or other business entity, as applicable, in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, organization, or formation, as applicable, has the corporate or other business entity, as applicable, power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect; all of the issued shares of capital stock or other equity interests of each such significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company and free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, equities or claims would not reasonably be expected to, singly or in the aggregate, have a material adverse effect.

(f) This Agreement has been duly authorized, executed and delivered by the Company. Each Initial Forward Sale Agreement has been, and any Additional Forward Sale Agreement will be at the time of its execution and delivery by the Company, duly authorized, executed and delivered by the Company, and will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except, in each case, to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except, in each case, as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(g) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in or incorporated by reference into each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and all of the issued and outstanding capital stock of the Company has been duly authorized and is validly issued, fully paid and non-assessable.

(h) The Class A Common Stock is listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Class A Common Stock (including the Shares and any Confirmation Shares) on Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such listing.

(i) Any Company Shares purchased by the Underwriters from the Company and any Confirmation Shares will have been duly authorized for issuance and sale to, in the case of any Company Shares, the Underwriters, and, in the case of any Confirmation Shares, the Forward Purchasers pursuant to this Agreement or the Forward Sale Agreements, as applicable, and, when issued and delivered by the Company pursuant to this Agreement or the Forward Sale Agreements, as applicable, against payment of the consideration set forth herein or therein, will be validly issued, fully paid and non-assessable; and the issuance by the Company of any Class A Common Stock pursuant to this Agreement or the Forward Sale Agreements is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. No holder of Shares will be subject to personal liability by reason of being such a holder.

(j) Neither the Company nor any of its subsidiaries is currently in violation of, and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and each of the Forward Sale Agreements, and the sale of the Shares and the consummation of the transactions contemplated hereby and thereby and by the Time of Sale Prospectus and the Prospectus will not contravene, (i) any provision of applicable law, (ii) the certificate of incorporation or bylaws (or similar organizational documents) of the Company or any subsidiary, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the cases of clauses (i), (iii) and (iv) as would not, individually or in the aggregate, have a material adverse effect.

(k) The statements in the Time of Sale Prospectus and the Prospectus, insofar as they summarize provisions of the Shares, fairly summarize the applicable provisions thereof in all material respects.

(l) No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the Company’s execution, delivery and performance of this Agreement or the Forward Sale Agreements, the sale of the Shares or consummation of the transactions contemplated hereby and thereby and by each of the Time of Sale Prospectus and the Prospectus, except such as (i) have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada, (ii) will be obtained or made in connection with the effectiveness of the Amended and Restated Certificate of Incorporation (as defined below) and (iii) may be required in connection with the listing of the Shares and any Confirmation Shares on the Relevant Exchange.

(m) The Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) has been duly authorized by the Company and has been filed with the Secretary of State of the State of Delaware on October 21, 2026.

(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(o) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to, singly or in the aggregate, have a material adverse effect, or adversely affect the power or ability of the Company to perform its obligations under this Agreement and each of the Forward Sale Agreements or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described in all material respects or filed or incorporated by reference as required.

(p) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when filed and, at the Time of Sale and on the First Time of Delivery, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) The Company is not, and after giving effect to the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus (including, without limitation, the issuance, sale and delivery of Confirmation Shares upon settlement of the Forward Sale Agreements and the application of the proceeds therefrom, if any, upon such settlement, in each case, as described in the Time of Sale Prospectus and the Prospectus), will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) The Company and each of its subsidiaries, to the Company’s knowledge, (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to, singly or in the aggregate, have a material adverse effect.

(s) To the Company’s knowledge, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to, singly or in the aggregate, have a material adverse effect.

(t) Other than any registration statement as contemplated under the Forward Sale Agreements and the registration statement relating to the Concurrent Offering, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(u) (i) None of the Company or any of its subsidiaries or, to the Company’s knowledge, any controlled affiliates, director, officer, employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of any payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to improperly influence official action, or to any person, that could result in a material violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws in all material respects; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(w) (i) None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), except as otherwise authorized by applicable law, or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea and the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine), except to the extent permissible for an individual or entity required to comply with Sanctions.

(ii) The Company will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permissible for an individual or entity required to comply with Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, except to the extent permissible for an individual or entity required to comply with Sanctions.

(x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) the Company and its subsidiaries, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends, repurchases pursuant to the Company’s share repurchase program described in the Time of Sale Prospectus and in connection with the exercise of outstanding equity awards granted pursuant to the equity compensation plans described in the Time of Sale Prospectus; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(y) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than intellectual property, which is described elsewhere in this Agreement) owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(z) Except as disclosed in the Time of Sale Prospectus or as would not reasonably be expected to, singly or in the aggregate, have a material adverse effect: (i) the Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms a license to use, all patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) currently employed by them in connection with the business now operated by them; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any Intellectual Property Rights owned by the Company and its subsidiaries; (iii) neither the Company nor any of its subsidiaries, to the Company’s knowledge, has received any written notice of infringement of or conflict with asserted rights of others with respect to Intellectual Property Rights; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) to the Company’s knowledge, neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of any third party; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information of the Company intended to be maintained as a trade secret.

(aa) Except as described in the Time of Sale Prospectus or the Prospectus or as would not reasonably be expected to, singly or in the aggregate, have a material adverse effect: (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(bb) Except as described in the Time of Sale Prospectus or the Prospectus or as would not reasonably be expected to, singly or in the aggregate, have a material adverse effect: (i) the Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations and applicable binding, industry standards, laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Data”); (ii) the Company has not received any written notification of or written complaint regarding its non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging the Company’s non-compliance with any Data Security Obligation.

(cc) Except as described in the Time of Sale Prospectus or the Prospectus or as would not reasonably be expected to, singly or in the aggregate, have a material adverse effect: (i) the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”); and (ii) to the Company’s knowledge, there has been no such Breach.

(dd) No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent, except as described in or incorporated by reference into the Time of Sale Prospectus and the Prospectus.

(ee) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to, singly or in the aggregate, have a material adverse effect.

(ff) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations and permits would not reasonably be expected to, singly or in the aggregate, have a material adverse effect, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would reasonably be expected to have a material adverse effect, except as described in the Time of Sale Prospectus.

(gg) The Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(hh) The Company and each of its subsidiaries maintain a system of internal accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii) In each case, except as disclosed in the Time of Sale Prospectus, the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, except for cases in which the failure to file or pay would not reasonably be expected to, singly or in the aggregate, have a material adverse effect or except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company, and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any unpaid tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect.

(jj) The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(kk) Ernst & Young LLP (“E&Y”), who has audited the consolidated financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements filed with the Commission as part of the Company’s Annual Report on Form 10-K which is incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ll) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm) Except as permitted under Regulation M under the Exchange Act, neither the Company nor an affiliate of the Company has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(nn) The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company and its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and applicable law. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company or its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(oo) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule II hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Rule 163B under the Securities Act.

(pp) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(qq) Neither the Company nor any of its subsidiaries are party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries, the Underwriters, Forward Purchasers or Forward Sellers for a brokerage commission, finder’s fee or like payment in connection with the offering, sale and delivery of any Shares or any Confirmation Shares.

(rr) The Company has reserved and has available, and will reserve and keep available at all times, free of preemptive rights, the maximum number of authorized and unissued shares of Class A Common Stock necessary to satisfy the Company’s obligations to issue Shares and Confirmation Shares pursuant to this Agreement and each of the Forward Sale Agreements, as applicable.

(ss) The issuance, sale and sale and delivery of the Confirmation Shares to the Forward Purchasers pursuant to the Forward Sale Agreements will not be subject to any preemptive or similar rights.

2. Representations and Warranties of the Forward Sellers. Each Forward Seller represents and warrants to the Company and each Underwriter that:

(a) This Agreement has been duly authorized, executed and delivered by such Forward Seller.

(b) The applicable Initial Forward Sale Agreement between the Company and the related Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(c) Each Additional Forward Sale Agreement, if any, between the Company and the related Forward Purchaser will be duly authorized, executed and delivered by such Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(d) Such Forward Seller shall, at the First Time of Delivery or Second Time of Delivery (each as defined below), as applicable, have the free and unqualified right to transfer any Borrowed Shares, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming that each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

3. Sale and Delivery of Shares. Subject to the terms and conditions herein set forth:

(a) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company (with respect to any Company Top-Up Firm Shares) and each of the Forward Sellers (with respect to the Borrowed Firm Shares), severally and not jointly, agrees to sell the Shares to each of the Underwriters as provided in this Agreement, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company (with respect to any Company Top-Up Firm Shares) and the Forward Sellers (with respect to the Borrowed Firm Shares), at a purchase price per share of $622.91875, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The obligations of the Forward Sellers to sell the Borrowed Firm Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the respective number of Borrowed Firm Shares set forth opposite the name of such Forward Seller in Schedule I under the heading “Number of Borrowed Firm Shares To Be Sold” at the purchase price.

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, in the event and to the extent that the Underwriters shall exercise the option to purchase Additional Shares as provided below, the Company (with respect to any Company Top-Up Additional Shares) and each of the Forward Sellers (with respect to the Borrowed Additional Shares), severally and not jointly, agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company (with respect to any Company Top-Up Additional Shares) and each of the Forward Sellers (with respect to the Borrowed Additional Shares), at the purchase price per share set forth in clause (a) of this Section 3 (provided that the purchase price per Additional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on such Additional Shares), that portion of the number of Additional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Additional Shares by a fraction, the numerator of which is the maximum number of Additional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Additional Shares that all of the Underwriters are entitled to purchase hereunder. The Company (with respect to any Company Top-Up Additional Shares) and each of the Forward Sellers (with respect to the Borrowed Additional Shares), severally and not jointly, hereby grant to the Underwriters the right to purchase at their election up to 6,000,000 Additional Shares, at the purchase price per share set forth in Section 3(a). Any such election to purchase Additional Shares may be exercised only by written notice from the Representatives to the Company and each of the Forward Sellers, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless the Representatives, the Company and each of the Forward Purchasers and the Forward Sellers otherwise agree in writing, earlier than two (2) or later than ten (10) Business Days after the date of such notice.

Following the delivery of an exercise notice, the Company agrees that it will use its commercially reasonable efforts to, within one (1) Business Day after such notice is given, execute and deliver to the Forward Purchasers additional letter agreements between the Company and each of the Forward Purchasers in the form attached hereto as Exhibit B (the “Additional Forward Sale Agreements”) relating to the forward sale by the Company of a number of shares of Class A Common Stock equal to the number of Borrowed Additional Shares sold by the respective Forward Sellers to the Underwriters pursuant to the exercise of such option. Upon the Company’s execution and delivery to the Forward Purchasers of each such Additional Forward Sale Agreement, each Forward Purchaser shall promptly execute and deliver its Additional Forward Sale Agreement to the Company. Upon such execution and delivery of such Additional Forward Sale Agreements, each Forward Seller (or, in the case of any Company Top-Up Additional Shares, the Company), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Additional Shares at the price set forth in Section 3(a) above. The obligations of the Forward Sellers to sell the Borrowed Additional Shares under this Agreement are several and not joint. Each Forward Seller’s obligations extend solely to the number of Borrowed Additional Shares it has agreed to sell, which shall be not more than the number set forth opposite the name of such Forward Seller in Schedule I under the heading “Maximum Number of Borrowed Additional Shares To Be Sold.”

(c) If the Additional Forward Sale Agreements are not executed and delivered by the Company pursuant to Section 3(b) above, then, upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters the aggregate number of Additional Shares with respect to which the option is being exercised at the price set forth in Section 3(b).

(d) If (i) any of the representations and warranties of the Company contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of any Time of Delivery, as if made as of such Time of Delivery, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement or the Forward Sale Agreements on or prior to such Time of Delivery (as defined below), (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to such Time of Delivery, (iv) this Agreement shall have been terminated pursuant to Section 10 hereof on or prior to such Time of Delivery or such Time of Delivery shall not have occurred, (v) any of the conditions set forth in

Section 3 (Conditions to Effectiveness) of the Forward Sale Agreements shall not have been satisfied on or prior to such Time of Delivery or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of such Time of Delivery as if made as of such Time of Delivery, then each Forward Seller, in its sole discretion, may elect not to (or in the case of clause (iv), will not) borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event a Forward Seller determines that (A) in such Forward Seller’s good faith and commercially reasonable judgment, it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale a number of Borrowed Shares equal to the number of Borrowed Shares to be sold by it hereunder or (B) in such Forward Seller’s good faith and commercially reasonable judgment, either it is impracticable for it or its affiliate to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 500 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters at any Time of Delivery the aggregate number of shares of Class A Common Stock that such Forward Seller or its affiliate is able to so borrow at or below such cost.

(e) In the event that any Forward Seller does not expect to borrow and deliver any Borrowed Shares for sale to the Underwriters pursuant to this Section 3 at any Time of Delivery, then such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the Business Day prior to such Time of Delivery and, if such Forward Seller is not required to borrow and deliver such Borrowed Shares pursuant to this Section 3, the Company shall issue and sell to the Underwriters, in whole but not in part, an aggregate number of Shares equal to the number of Borrowed Shares deliverable by such Forward Seller hereunder that such Forward Seller does not so deliver and sell to the Underwriters. The Shares sold by the Company to the Underwriters pursuant to this Section 3(e): (i) in lieu of any Borrowed Firm Shares are herein referred to collectively as the “Company Top-Up Firm Shares” and (ii) in lieu of any Borrowed Additional Shares are herein referred to collectively as the “Company Top-Up Additional Shares.” In connection with any such issuance and sale by the Company, the Company and the Representatives shall have the right to postpone such Time of Delivery for one (1) Business Day in order to effect any required changes in any documents or arrangements.

(f) Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver any Company Shares prior to the Business Day following notice to the Company of the relevant number of Shares so deliverable in accordance with this paragraph.

(g) Neither any of the Forward Purchasers nor any of the Forward Sellers shall have any liability whatsoever for any Borrowed Shares that such Forward Seller does not deliver and sell to the Underwriters or any other party if such Forward Seller elects not to, or is otherwise not required to, borrow and deliver for sale such Borrowed Shares to the Underwriters pursuant to Section 3 hereof.

4. Distribution of the Shares. Upon the authorization of the release of the Firm Shares, the Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the preliminary prospectus and the Prospectus.

5. Payment and Delivery.

(a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Company, the Forward Purchasers and the Forward Sellers shall be delivered to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company (with respect to any Company Shares) or the Forward Sellers (with respect to the Borrowed Shares) to the Underwriters at least forty-eight hours in advance. The Company or the Forward Sellers, as applicable, will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on October 29, 2026, or such other time and date as the Underwriters, the Forward Purchasers, the Forward Sellers and the Company may agree upon in writing (the “First Time of Delivery”), and, with respect to the Additional Shares, 9:30 a.m., New York City time, on the date specified by the Underwriters in the written notice given by the Underwriters of the Underwriters’ election to purchase such Additional Shares, or such other time and date as the Underwriters, the Forward Purchasers, the Forward Sellers and the Company may agree upon in writing. Such time and date for delivery of the Additional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including any additional documents requested by the Underwriters pursuant to Section 6 hereof, will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, 395 9th Avenue, New York, NY 10001, and the Shares will be delivered at the Designated Office, all at such Time of Delivery.

6. Conditions to the Underwriters’, Forward Purchasers’ and Forward Sellers’ Obligations. The several obligations of the Underwriters, Forward Purchasers and Forward Sellers hereunder are subject to the satisfaction or waiver of the following conditions on or prior to the First Time of Delivery (and, in the case of the purchase of any Additional Shares, on or prior to the applicable Time of Delivery, to the extent provided in Section 6(j)):

(a) Subsequent to the execution and delivery of this Agreement and prior to the First Time of Delivery:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the First Time of Delivery as if made on and as of the First Time of Delivery; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the First Time of Delivery.

(c) The Underwriters, Forward Purchasers and Forward Sellers shall have received on the First Time of Delivery a certificate, dated the First Time of Delivery and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the First Time of Delivery and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the First Time of Delivery.

(d) The Underwriters, Forward Purchasers and Forward Sellers shall have received on the First Time of Delivery an opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, dated the First Time of Delivery, in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters, Forward Purchasers and Forward Sellers.

(e) The Underwriters, Forward Purchasers and Forward Sellers shall have received on the First Time of Delivery an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, Forward Purchasers and Forward Sellers, dated the First Time of Delivery, in form and substance reasonably satisfactory to the Representatives.

(f) The Underwriters, Forward Purchasers and Forward Sellers shall have received, on each of the date hereof and the First Time of Delivery, a letter dated the date hereof or the First Time of Delivery, as the case may be, in form and substance satisfactory to the Underwriters, Forward Purchasers and Forward Sellers from E&Y, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the First Time of Delivery shall use a “cut-off date” no more than three (3) days prior to the First Time of Delivery.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain officers and directors of the Company, and delivered to the Representatives on or before the date hereof, shall be in full force and effect on the First Time of Delivery.

(h) The Forward Sale Agreements shall be in full force and effect at the First Time of Delivery and any Additional Forward Sale Agreements shall be in full force and effect at the related Time of Delivery.

(i) At the First Time of Delivery, the Shares shall have been approved for listing on Nasdaq, subject only to official notice of issuance.

(j) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Underwriters, Forward Purchasers and Forward Sellers on the applicable Time of Delivery of the following:

(i) a certificate, dated such Time of Delivery and signed by an executive officer of the Company, confirming that the certificate delivered on the First Time of Delivery pursuant to Section 6(c) hereof remains true and correct as of such Time of Delivery;

(ii) an opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, dated such Time of Delivery, relating to the Additional Shares to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iii) an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, Forward Purchasers and Forward Sellers, dated such Time of Delivery relating to the Additional Shares to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(iv) a letter dated such Time of Delivery, in form and substance satisfactory to the Underwriters, Forward Purchasers and Forward Sellers, from E&Y, independent public accountants, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(f) hereof; provided that the letter delivered on such Time of Delivery shall use a “cut-off date” no more than two (2) Business Days prior to such Time of Delivery; and

(v) such other documents as the Underwriters, the Forward Purchasers and Forward Sellers may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Time of Delivery and other matters related to the sale of such Additional Shares.

(k) On or before the First Time of Delivery, the Underwriters and counsel for the Underwriters shall have received such information, documents, letters and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement, or, in the case of any condition to the purchase of Additional Shares on the Second Time of Delivery, the obligations of the several Underwriters to purchase the relevant Additional Shares, may be terminated by the Representatives by notice to the Company at any time on or prior to such Time of Delivery, and such termination shall be without liability on the part of any party to any other party, except that Sections 7(k), 9 and 12 hereof shall at all times be effective and shall survive such termination.

7. Covenants of the Company. The Company covenants with each Underwriter, the Forward Purchasers and the Forward Sellers as follows:

(a) To furnish to the Representatives, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to the Underwriters, the Forward Purchasers and the Forward Sellers during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives, the Forward Purchasers and the Forward Sellers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives, the Forward Purchasers or the Forward Sellers reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To prepare and file with the Commission pursuant to Rule 424(b), as promptly as possible and in any event no later than the First Time of Delivery, the Prospectus setting forth the amount of Shares covered hereby and the terms thereof not otherwise specified in the preliminary prospectus.

(d) To furnish to the Representatives, the Forward Purchasers and the Forward Sellers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives, the Forward Purchasers or the Forward Sellers reasonably object.

(e) Not to take any action that would result in an Underwriter, a Forward Purchaser, a Forward Seller or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter, Forward Purchaser or Forward Seller that such Underwriter, Forward Purchaser or Forward Seller otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, the Forward Purchasers, the Forward Sellers and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, the Forward Purchasers, the Forward Sellers and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) If required by applicable law, to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or taxation in any jurisdiction where it is not now so subject.

(i) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (which may be satisfied by filing with the Commission’s EDGAR system).

(j) To advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, to use its best efforts to obtain the withdrawal thereof at the earliest possible moment. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(k) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the

Shares and the Confirmation Shares (within the time required by Rule 456 (b)(1) under the Securities Act, if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, the Forward Purchasers, the Forward Sellers and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, Forward Purchasers and Forward Sellers incurred in connection with (a) the review (if any) of the terms of the sale of the Shares by the Financial Industry Regulatory Authority (“FINRA”) and (b) the review of FINRA-related matters by such counsel (provided that fees and disbursements of such counsel shall not exceed $50,000), (v) all fees and expenses incident to listing the Shares and any Confirmation Shares on the Relevant Exchange, (vi) the costs and charges of any transfer agent or registrar, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show (it being understood that the Company and the Underwriters shall each bear one-half of the costs, respectively, associated with any charter aircraft), (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(l) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(m) To reserve and keep available at all times, free of preemptive rights, the maximum number of Confirmation Shares issuable under the Forward Sale Agreements.

(n) During the period commencing on the date hereof and ending immediately after the close of the Trading Day (as defined below) occurring on the 60th day after the date of the Prospectus (the “60th Day”) or, if the 60th Day is not a Trading Day, ending immediately after the close of the last Trading Day immediately preceding the 60th Day (such period of time between the date hereof and, as the case may be, the 60th Day or the last Trading Day immediately preceding the 60th Day, referred to herein as the “Restricted Period”), not to, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company that are substantially similar to the Shares, including any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, (ii) enter into any swap, loan or other agreement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) file or confidentially submit any registration statement with the Commission relating to the offering of any shares of Common Stock or such other securities. The foregoing restrictions shall not apply to (A) (x) the Shares and Confirmation Shares to be sold hereunder or pursuant to any Forward Sale Agreement, as applicable, (y) any shares of Class C Common Stock to be sold under a registration statement pursuant to and as contemplated by the Forward Sale Agreements and (z) the filing of any such registration statement, (B) any shares of Class A Common Stock issued pursuant to forward sale agreements outstanding on the date hereof, (C) the grant of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock, warrants, options to purchase shares, restricted stock units or other equity awards pursuant to any stock incentive plan or stock purchase plan of the Company described in the Prospectus, (D) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock upon the conversion, exercise (including net exercise), settlement (including net settlement) or vesting of any warrant, option to purchase shares, restricted stock unit or other equity award granted under any stock incentive plan or stock purchase plan of the Company described in each of the Time of Sale Prospectus and the Prospectus, (E) the issuance of shares of Common Stock, securities convertible into or exercisable for shares of

Common Stock or warrants to acquire shares of Common Stock upon the conversion or exercise of any outstanding preferred stock, warrants to acquire preferred stock or convertible securities, (F) the adoption and effectiveness of the Amended and Restated Certificate of Incorporation, (G) the declaration, issuance and payment of the Class C Dividend, (H) the payment of any Additional Dividends pursuant to the Founder Alignment Agreement (each as defined in the Registration Statement, the Time of Sale Prospectus and the Prospectus), (I) the issuance of Class C Common Stock in connection with any transaction that is economically equivalent to the Class C Dividend, (J) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that (x) such plan does not provide for the transfer of Common Stock during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (K) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (L) the Concurrent Offering, the filing of the registration statement relating thereto and the issuance of any shares of Class A Common Stock or Class C Common Stock upon conversion of the Series A Mandatory Convertible Preferred Stock, (M) the issuance of up to 10% of the outstanding shares of Common Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Common Stock, immediately following the First Time of Delivery, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the Underwriters, (N) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, or (O) the announcement of the entry into any at-the-market sales agreement by and between the Company and the sales agent named therein. For purposes of this Agreement, a “Trading Day” is a day on which the Relevant Exchange is open for the buying and selling of securities.

(o) To deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(p) To use its commercially reasonable efforts to effect and maintain the listing of the Shares and any Confirmation Shares, in each case, on the Relevant Exchange.

(q) To apply the net proceeds from the sale of the Company Shares pursuant to this Agreement and the sale of any Confirmation Shares pursuant to the Forward Sale Agreements in the manner described under the caption “Use of Proceeds” in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, Forward Purchaser, Forward Seller, each of their directors and officers and each person, if any, who controls any Underwriter, Forward Purchaser or Forward Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter, Forward Purchaser or Forward Seller within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as such expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein, in the case of the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of any other such document, a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter, Forward Purchaser or Forward Seller furnished to the Company in writing by such Underwriter, Forward Purchaser or Forward Seller through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the first sentence of the fourth paragraph under the caption “Underwriting (Conflicts of Interest)—General” and the first and last sentences of the first paragraph and the first sentence of the second paragraph under the caption “Underwriting (Conflicts of Interest)—Price Stabilization and Short Positions” (the “Underwriter Information”). The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 9. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party (for the avoidance of doubt, who shall not, without the consent of the indemnified party, be the same counsel of the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and does not include a statement as to, or an admission of fault, wrongdoing, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or reasonably incurred expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or reasonably incurred expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, Forward Purchasers and Forward Sellers on the other hand from the offering of the Shares pursuant to this Agreement and the Forward Sale Agreements, as applicable, or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters, Forward Purchasers and Forward Sellers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, Forward Purchasers and Forward Sellers on the other hand in connection with the offering of the Shares pursuant to this Agreement and the Forward Sale Agreements, as applicable, shall be deemed to be in the same respective proportions as (x) the net proceeds from the offering of the Shares (before deducting expenses) received by the Company (including the proceeds to be received by the Company pursuant to the Forward Sale Agreements, assuming Physical Settlement (as defined in the Forward Sale Agreements) of the Forward Sale Agreements), bear to (y) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters, and (z) in the case of the Forward Purchasers and the Forward Sellers, the Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchasers under the Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Purchasers, as set forth in the Forward Sale Agreements. The relative fault of the Company on the one hand and the Underwriters, Forward Purchasers or Forward Sellers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, Forward Purchasers and Forward Sellers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Underwriter with respect to the offering of the Shares and (ii) the Forward Purchasers and the Forward Sellers shall not be required to contribute an amount in excess of the aggregate Spread retained by the Forward Purchasers under the Forward Sale Agreements. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, Forward Purchaser or Forward Seller or any affiliate of any Underwriter, Forward Purchaser or Forward Seller and their respective directors, officers, employees and agents or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the First Time of Delivery or any Second Time of Delivery, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the Nasdaq, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, at the First Time of Delivery or the Second Time of Delivery, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, at the First Time of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company, the Forward Purchasers and the Forward Sellers for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, the Forward Purchasers or the Forward Sellers. In any such case either the Representatives or the Company shall have the right to postpone the First Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus, in the Forward Sale Agreements or in any other documents or arrangements may be effected. If, at the Second Time of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased at such Second Time of Delivery, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold at such Second Time of Delivery or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement..

12. Reimbursement of the Expenses of the Underwriters. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement (which, for purposes of this Section 12, shall not include termination by the Underwriters pursuant to items (i), (iii), (iv) or (v) of Section 10), or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, including the Forward Sale Agreements, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

(c) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters, Forward Purchasers and Forward Sellers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters, Forward Purchasers and Forward Sellers owe the Company only those duties and obligations set forth in this Agreement, the Forward Sale Agreements, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters, Forward Purchasers and Forward Sellers may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters, Forward Purchasers or Forward Sellers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters, Forward Purchasers and Forward Sellers arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Counterparts; Electronic Signatures. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any other purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

17. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

19. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(a) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in Section 21 shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Representatives, shall be delivered, mailed or sent, as applicable, to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Mike Voris; Jan Debeuckelaer; Sarah Levitt; Andreas Ziehme; Jesse Alba; Nico Apostolides, email: Michael.Voris@gs.com; Jan.Debeuckelaer@gs.com; Sarah.Levitt@gs.com; Andreas.Ziehme@gs.com; Jesse.Alba@gs.com; Nico.Apostolides@gs.com; notices to the Forward Purchasers shall be directed, as applicable, to Morgan Stanley Capital Services LLC, c/o Morgan Stanley & Co. LLC, 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Joel Carter, email: joel.carter@morganstanley.com, with a copy to Morgan Stanley Capital Services LLC, 1221 Avenue of the Americas, 34th Floor, New York, NY 10020, Attention: Anthony Cicia; Eric Wang, email: anthony.cicia@morganstanley.com; eric.d.wang@morganstanley.com and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Mike Voris; Jan Debeuckelaer; Sarah Levitt; Andreas Ziehme; Jesse Alba; Nico Apostolides, email: Michael.Voris@gs.com; Jan.Debeuckelaer@gs.com; Sarah.Levitt@gs.com; Andreas.Ziehme@gs.com; Jesse.Alba@gs.com; Nico.Apostolides@gs.com; notices to the Forward Sellers shall be directed, as applicable, to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention:

Mike Voris; Jan Debeuckelaer; Sarah Levitt; Andreas Ziehme; Jesse Alba; Nico Apostolides, email: Michael.Voris@gs.com; Jan.Debeuckelaer@gs.com; Sarah.Levitt@gs.com; Andreas.Ziehme@gs.com; Jesse.Alba@gs.com; Nico.Apostolides@gs.com; and if to the Company shall be delivered, mailed or sent to Meta Platforms, Inc., 1 Meta Way, Menlo Park, California 94025, Attention: Corporate Secretary (a copy by email to CorporateSecretary@meta.com), with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Michael Kaplan (with a copy by email to michael.kaplan@davispolk.com) and Hillary A. Coleman (with a copy by email to hillary.coleman@davispolk.com).

Very truly yours, Meta Platforms, Inc.

By:	/s/ Todd Heysse
Name: Todd Heysse
Title: Vice President, Treasury and Corporate Finance

Accepted as of the date hereof Morgan Stanley & Co. LLC Goldman Sachs & Co. LLC Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Cathy Wu
Name: Cathy Wu
Title: Executive Director

By:	Goldman Sachs & Co. LLC

By:	/s/ Michael Voris
Name: Michael Voris
Title: Managing Director

By:	Morgan Stanley & Co. LLC Acting in its Capacity as Forward Seller

By:	/s/ Cathy Wu
Name: Cathy Wu
Title: Executive Director

By:	Goldman Sachs & Co. LLC Acting in its Capacity as Forward Seller

By:	/s/ Michael Voris
Name: Michael Voris
Title: Managing Director

By:

Morgan Stanley Capital Services LLC

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in this Agreement

By:	/s/ Angela Proske
Name: Angela Proske
Title: Vice President

By:

Goldman Sachs & Co. LLC

Acting in its capacity as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities as set forth in this Agreement

By:	/s/ Michael Voris
Name: Michael Voris
Title: Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
Morgan Stanley & Co. LLC	18,263,000
Goldman Sachs & Co. LLC	18,263,000
Allen & Company LLC	1,000,000
BDT & MSD Partners, LLC	600,000
Centerview Partners LLC	600,000
Jefferies LLC	600,000
Lazard Frères & Co. LLC	600,000
Raine Securities LLC	74,000

Total:	40,000,000

Forward Seller	Number of Borrowed Firm Shares to be Sold	Maximum Number of Borrowed Additional Shares to be Sold
Morgan Stanley & Co. LLC	20,000,000	3,000,000
Goldman Sachs & Co. LLC	20,000,000	3,000,000
Total:	40,000,000	6,000,000

I-1

SCHEDULE II

1.	Preliminary prospectus issued October 26, 2026.

2.	Number of Firm Shares: 40,000,000 shares of Class A Common Stock.

3.	Number of Additional Shares: up to 6,000,000 shares of Class A Common Stock.

4.	The public offering price per share for the Shares shall be $625.00.

5.	Free writing prospectuses included in the Time of Sale Prospectus:

•	Press release of the Company, dated October 26, 2026

6.	Written Testing-the-Waters Communications:

•	Net Roadshow dated October 26, 2026

•	Draft excerpts of the preliminary prospectus supplement dated October 25, 2026

II-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

EXHIBIT B

FORM OF ADDITIONAL FORWARD SALE AGREEMENT